UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 8, 2004

COMPUCREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-25751	58-2236689

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Perimeter Center Parkway, Suite 600 Atlanta, GA	30346

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (770) 206-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

CompuCredit’s Board of Directors today approved a $9 million donation to a variety of charitable causes prior to its 2004 year-end. Through the 2004 CompuCredit Corporation Charitable Designation Program, any shareholder of CompuCredit stock as of a 2004 participation date to be established by CompuCredit will be allowed to select up to three charities from among a group of five charities to receive such shareholder’s proportionate share of the $9 million contribution. The group includes the YMCA, the Boys & Girls Clubs of America, the American Cancer Society, Goodwill Industries International and the American National Red Cross. In addition, any CompuCredit shareholder who owns 10,000 or more shares may designate any charitable organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code to receive such shareholder’s proportionate share of the $9 million contribution. Details regarding the 2004 CompuCredit Charitable Designation Program are expected to be mailed to shareholders prior to year-end.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT CORPORATION.

	By:	/s/ J. Paul Whitehead, III
	Name:	J. Paul Whitehead, III
	Title:	Chief Financial Officer

Dated: December 8, 2004

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